         As filed with the Securities and Exchange Commission on May 9, 1996
                                                    Registration No. ___________

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------


                         PERSONAL COMPUTER PRODUCTS, INC.
                 (Exact name of issuer as specified in its charter)

             DELAWARE                                      33-0021693
     (State or other jurisdiction                        (IRS Employer
   of incorporation or organization)                   Identification No.)


               11031 VIA FRONTERA SUITE 100, SAN DIEGO, CALIFORNIA 92127
                  (Address of principal executive offices) (Zip Code)

                               -----------------

                                CONSULTANTS PLAN
                            (Full title of the plan)

                               -----------------

                               EDWARD W. SAVARESE
                      C/O PERSONAL COMPUTER PRODUCTS, INC.
             11031 VIA FRONTERA SUITE 100, SAN DIEGO, CALIFORNIA 92127
                   (Name and address of agent for service)
                                 (619) 485-8411
            (Telephone number, including area code, of agent for service)

                               -----------------

                        CALCULATION OF REGISTRATION FEE


                                                            Proposed
           Title of                                          Maximum             Proposed
          Securities                  Amount                Offering              Maximum                  Amount of
            to be                      to be                Price per            Aggregate               Registration
          Registered                Registered                share            Offering Price                 Fee
         -----------               -----------             -----------         --------------            ------------
Common Stock, $0.005 par value;     2,900,000(1)            $0.43863           $1,272,027(2)                $438.63
Written Compensation
Agreements with Consultants


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Personal Computer Products, Inc. warrants related to the written Consulting Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 as follows: 2,900,000 shares at $0.43863 per share.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION

          See Exhibit 99.1

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          See Exhibit 99.1


PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Personal Computer Products, Inc. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 2,900,000 shares of the Registrant's Common Stock for issuance pursuant to warrants related to the Registrant's written Consulting Agreements with its Consultants.

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the
Commission:

          (a) The Registrant's Annual Report on Form 10-KSB, for the fiscal year ended June 30, 1995.

          (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-KSB.

          (c) The Registrant's Form 8-A filed on July 6, 1984 pursuant to
          Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

          Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

     (b) Article X of the Bylaws of the Registrant provides that the Registrant shall indemnify its officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant shall be paid by the Registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

     (c) Article Fourth of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify all persons whom it may indemnify pursuant to Section 145 of the Delaware General Corporation Law to the full extent permitted by such Section 145.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

Item 8. EXHIBITS

    EXHIBIT NUMBER      EXHIBIT
    --------------      -------
        5.           Opinion of Steven L. Siskind
       23.1          Consent of Independent Accountants - Boros & Farrington APC
       23.2          Consent of Steven L. Siskind is contained in Exhibit 5
       99.1          Summary and Prospectus
       99.2          Form of Stock Warrant Certificate
       99.3          Consulting Agreement

Item 9. UNDERTAKINGS

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events which individually, or together, represent a fundamental change in the information in the Registration Statement, and (iii) to include any additional or changed material information on the plan of distribution; provided, that as to paragraphs
(1)(i) and (1)(ii) the information required in a post-effective amendment may be incorporated by reference from periodic reports filed by the Registrant under the Securities Exchange Act; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 9th day of May 1996.

                               PERSONAL COMPUTER PRODUCTS, INC.

                               ---------------------------------
                               Edward W. Savarese
                               Vice Chairman, President and
                               Chief Executive Officer



                               ---------------------------------
                               Ralph R. Barry
                               Chief Financial Officer,
                               Secretary and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



     SIGNATURE                         TITLE                           DATE
     ---------                         -----                           ----


______________________         Vice Chairman, President,            May 9, 1996
(Edward W. Savarese)            Chief Executive Officer and
                                Director (Principal Executive
                                Officer)


______________________         Chief Financial Officer,             May 9, 1996
(Ralph R. Barry)                Secretary and Treasurer,
                                (Principal Financial Officer)


______________________         Executive Vice President             May 9, 1996
(Brian Bonar)                   and Director


______________________         Chairman and Director                May 9, 1996
(Harry J. Saal)


______________________          Director                            May 9, 1996
(Irwin Roth)

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549



                                     EXHIBITS
                                        TO
                                     FORM S-8
                                      UNDER
                               SECURITIES ACT OF 1933


                          PERSONAL COMPUTER PRODUCTS, INC.

EXHIBIT INDEX

Exhibit Number           Exhibit
- --------------           -------
    5.               Opinion of Steven L. Siskind
   23.1              Consent of Independent Accountants - Boros & Farrington APC
   23.2              Consent of Steven L. Siskind is contained in Exhibit 5
   99.1              Summary and Prospectus
   99.2              Form of Stock Warrant Certificate
   99.3              Consulting Agreement